EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Joel Edwards CFO 425.357.3687 Jedwards@coastalbank.com

Coastal Financial Corporation Completes Private Placement of $20 million of Subordinated Notes

EVERETT, Wash., November 1, 2022 – Coastal Financial Corporation (NASDAQ: CCB) (“Coastal” or the “Company”), the holding company for Coastal Community Bank (the “Bank”), today announced the completion of its private placement of $20 million in fixed-to-floating rate subordinated notes due November 1, 2032 (the “Notes”).

The Notes will bear interest at a fixed annual rate of 7.00% for the first five years and will reset quarterly thereafter to the then-current three-month Secured Overnight Financing Rate (SOFR) plus 290 basis points.

The Company intends to use the net proceeds from the offering for general corporate purposes. The Company is entitled to redeem the Notes, in whole or in part, on any interest payment date on or after November 1, 2027, or at any time, in whole but not in part, upon certain other specified events prior to the Notes’ maturity on November 1, 2032.

Keefe, Bruyette & Woods, A Stifel Company, served as sole placement agent for the Notes offering. Covington & Burling LLP served as legal counsel to the Company in the offering.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, nor shall there be any offer, solicitation, or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Coastal Financial Corporation
Coastal Financial Corporation (NASDAQ: CCB), is an Everett, Washington-based Bank holding company with Coastal Community Bank (the “Bank”) a full-service commercial bank, as its sole wholly owned banking subsidiary. The Bank operates through its 14 branches in Snohomish, Island, and King Counties, the Internet, and its mobile banking application. The Bank, through its CCBX division, provides banking as a service (“BaaS”) that allows our broker-dealer and digital financial service partners to offer their customers banking services. As of September 30, 2022, we had total assets of $3.13 billion, total gross loans of $2.55 billion, total deposits of $2.84 billion, and total shareholders’ equity of $228.7 million. To learn more about Coastal Community Bank visit www.coastalbank.com. Member FDIC.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,”

“estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Any or all of the forward-looking statements in this press release may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this press release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the most recent period filed, our Quarterly Report on Form 10-Q for the most recent quarter, and in any of our other filings with the SEC.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

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